Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           FLAG FINANCIAL CORPORATION

                                       AND

                       FIRST HOGANSVILLE BANKSHARES, INC.


                            Dated as of June 1, 1999

                                TABLE OF CONTENTS



LIST OF EXHIBITS..............................................................IV


AGREEMENT AND PLAN OF MERGER...................................................1


ARTICLE 1.        TRANSACTIONS AND TERMS OF THE MERGER.........................1

   1.1   MERGER................................................................1
   1.2   TIME AND PLACE OF CLOSING.............................................2
   1.3   EFFECTIVE TIME........................................................2

ARTICLE 2.        TERMS OF MERGER..............................................2

   2.1   ARTICLES OF INCORPORATION.............................................2
   2.2   BYLAWS................................................................2
   2.3   DIRECTORS AND OFFICERS................................................2

ARTICLE 3.        MANNER OF CONVERTING SHARES..................................3

   3.1   CONVERSION OF SHARES..................................................3
   3.2   ANTI-DILUTION PROVISIONS..............................................3
   3.3   SHARES HELD BY HOGANSVILLE OR FLAG....................................3
   3.4   DISSENTING SHAREHOLDERS...............................................3
   3.5   FRACTIONAL SHARES.....................................................4

ARTICLE 4.        EXCHANGE OF SHARES...........................................4

   4.1   EXCHANGE PROCEDURES...................................................4
   4.2   RIGHTS OF FORMER SHAREHOLDERS OF HOGANSVILLE..........................5

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF HOGANSVILLE................6

   5.1   ORGANIZATION, STANDING, AND POWER.....................................6
   5.2   AUTHORITY OF HOGANSVILLE; NO BREACH BY AGREEMENT......................6
   5.3   CAPITAL STOCK.........................................................7
   5.4   HOGANSVILLE SUBSIDIARIES..............................................7
   5.5   FINANCIAL STATEMENTS..................................................8
   5.6   ABSENCE OF UNDISCLOSED LIABILITIES....................................8
   5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS..................................9
   5.8   TAX MATTERS...........................................................9
   5.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES...................................10
   5.10  ASSETS...............................................................11
   5.11  INTELLECTUAL PROPERTY................................................11
   5.12  ENVIRONMENTAL MATTERS................................................12
   5.13  COMPLIANCE WITH LAWS.................................................13
   5.14  IMMIGRATION MATTERS..................................................13
   5.15  LABOR RELATIONS......................................................14
   5.16  EMPLOYEE BENEFIT PLANS...............................................14
   5.17  MATERIAL CONTRACTS...................................................16
   5.18  LEGAL PROCEEDINGS....................................................17
   5.19  REPORTS..............................................................17
   5.20  STATEMENTS TRUE AND CORRECT..........................................17
   5.21  ACCOUNTING, TAX AND REGULATORY MATTERS...............................18
   5.22  CHARTER PROVISIONS...................................................18
   5.23  BOARD RECOMMENDATION.................................................18
   5.24  Y2K..................................................................18

ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FLAG......................19

   6.1   ORGANIZATION, STANDING, AND POWER....................................19
   6.2   AUTHORITY OF FLAG; NO BREACH BY AGREEMENT............................19
   6.3   CAPITAL STOCK........................................................20
   6.4   FLAG SUBSIDIARIES....................................................20
   6.5   SEC FILINGS, FINANCIAL STATEMENTS....................................21
   6.6   ABSENCE OF UNDISCLOSED LIABILITIES...................................22
   6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.................................22
   6.8   TAX MATTERS..........................................................22
   6.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES...................................24
   6.10  ASSETS...............................................................24
   6.11  INTELLECTUAL PROPERTY................................................25
   6.12  ENVIRONMENTAL MATTERS................................................25
   6.13  COMPLIANCE WITH LAWS.................................................26
   6.14  LABOR RELATIONS......................................................26
   6.15  EMPLOYEE BENEFIT PLANS...............................................27
   6.16  MATERIAL CONTRACTS...................................................28
   6.17  LEGAL PROCEEDINGS....................................................29
   6.18  REPORTS..............................................................29
   6.19  STATEMENTS TRUE AND CORRECT..........................................30
   6.20  ACCOUNTING TAX AND REGULATORY MATTERS................................30
   6.21  CHARTER PROVISIONS...................................................30
   6.22  BOARD RECOMMENDATION.................................................30
   6.23  Y2K..................................................................30

ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION....................31

   7.1   AFFIRMATIVE COVENANTS OF HOGANSVILLE.................................31
   7.2   NEGATIVE COVENANTS OF HOGANSVILLE....................................31
   7.3   AFFIRMATIVE COVENANTS OF FLAG........................................33
   7.4   NEGATIVE COVENANTS OF FLAG...........................................34
   7.5   ADVERSE CHANGES IN CONDITION.........................................34
   7.6   REPORTS..............................................................34

ARTICLE 8.        ADDITIONAL AGREEMENTS.......................................34

   8.1   REGISTRATION STATEMENT...............................................34
   8.2   NASDAQ LISTING.......................................................35
   8.3   SHAREHOLDER APPROVAL.................................................35
   8.4   APPLICATIONS.........................................................35
   8.5   FILINGS WITH STATE OFFICES...........................................35
   8.6   AGREEMENT AS TO EFFORTS TO CONSUMMATE................................35
   8.7   INVESTIGATION AND CONFIDENTIALITY....................................36
   8.8   PRESS RELEASES.......................................................36
   8.9   CERTAIN ACTIONS......................................................36
   8.10  ACCOUNTING AND TAX TREATMENT.........................................37
   8.11  CHARTER PROVISIONS...................................................37
   8.12  AGREEMENTS OF AFFILIATES.............................................37
   8.13  EMPLOYEE BENEFITS AND CONTRACTS......................................38
   8.14  INDEMNIFICATION......................................................38

ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...........39

   9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY..............................39
   9.2   CONDITIONS TO OBLIGATIONS OF FLAG....................................41
   9.3   CONDITIONS TO OBLIGATIONS OF HOGANSVILLE.............................42

ARTICLE 10.       TERMINATION.................................................43

   10.1  TERMINATION..........................................................43
   10.2  EFFECT OF TERMINATION................................................44
   10.3  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS........................44

ARTICLE 11.       MISCELLANEOUS...............................................44

   11.1  DEFINITIONS..........................................................44
   11.2  EXPENSES.............................................................52
   11.3  BROKERS AND FINDERS..................................................52
   11.4  ENTIRE AGREEMENT.....................................................52
   11.5  AMENDMENTS...........................................................53
   11.6  WAIVERS..............................................................53
   11.7  ASSIGNMENT...........................................................53
   11.8  NOTICES..............................................................53
   11.9  GOVERNING LAW........................................................54
   11.10 COUNTERPARTS.........................................................54
   11.11 CAPTIONS, ARTICLES AND SECTIONS......................................54
   11.12 INTERPRETATIONS......................................................54
   11.13 ENFORCEMENT OF AGREEMENT.............................................55
   11.14 SEVERABILITY.........................................................55

SIGNATURES TO AGREEMENT AND PLAN OF MERGER......................................

                                LIST OF EXHIBITS


Exhibit
Number          Description
------          -----------

    1. Form of Agreement of Affiliates of FIRST HOGANSVILLE BANKSHARES, INC.. (ss. 8.12,ss. 9.2(f)).

    2.   Matters as to which Kilpatrick Stockton LLP will opine. (ss. 9.2(d)).

    3.   Form of Claims Letter (ss. 9.2(g)).

    4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (ss. 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of June 1, 1999, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and FIRST HOGANSVILLE BANKSHARES, INC.("HOGANSVILLE"), a Georgia corporation located in Hogansville, Georgia.

                                    Preamble
                                    --------

         The respective Boards of Directors of HOGANSVILLE and FLAG are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of HOGANSVILLE by FLAG, pursuant to the merger of HOGANSVILLE with and into FLAG. At the effective time of such merger, the outstanding shares of the capital stock of HOGANSVILLE shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of HOGANSVILLE shall become shareholders of FLAG, and FLAG shall conduct the business and operations of HOGANSVILLE. The transactions described in this Agreement are subject to (a) approval of the shareholders of HOGANSVILLE, (b) approval of the Georgia Department of Banking and Finance, (c) approval of the Board of Governors of the Federal Reserve, and
(d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

         Certain  terms used in this  Agreement  are  defined  in  Section  11.1 hereof.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER
                      ------------------------------------


     1.1 Merger.
     -----------

     Subject to the terms and conditions of this Agreement, at the Effective Time, HOGANSVILLE will merge with and into FLAG in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). FLAG shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of HOGANSVILLE and FLAG, as set forth herein.

     1.2 Time and Place of Closing.
     ------------------------------

     The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3  Effective  Time.
     ---------------------

     The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of HOGANSVILLE have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in ss. 10.1(e) hereof.


                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

     2.1 Articles of  Incorporation.
     -------------------------------

     The Articles of Incorporation of FLAG in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

2.2 Bylaws. The Bylaws of FLAG in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 Directors and Officers.
     ---------------------------

     (a) The directors of the Surviving Corporation shall be (i) the directors of FLAG immediately prior to the Effective Time and (ii) John R. Hines, Jr., together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of the Surviving Corporation immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES
                           ---------------------------

     3.1  Conversion of Shares.
     --------------------------

     Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of HOGANSVILLE, or the shareholders of the foregoing, the shares of HOGANSVILLE shall be converted as follows:

     (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of HOGANSVILLE Common Stock (excluding shares held by any HOGANSVILLE Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 6.08466 shares of FLAG Common Stock (the "Exchange Ratio").

     3.2  Anti-Dilution Provisions.
     ------------------------------

     In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by HOGANSVILLE or FLAG.
     ---------------------------------------

     Each of the shares of HOGANSVILLE Common Stock held by any HOGANSVILLE Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting  Shareholders.
     -----------------------------

     Any holder of shares of HOGANSVILLE Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of HOGANSVILLE fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of HOGANSVILLE Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of HOGANSVILLE Common Stock held by him. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

     3.5 Fractional Shares.
     ----------------------

     Notwithst anding any other provision of this Agreement, each holder of shares of HOGANSVILLE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

     4.1 Exchange Procedures.
     ------------------------

     Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of HOGANSVILLE Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of HOGANSVILLE Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of HOGANSVILLE Common Stock represented by Certificates that are not registered in the transfer records of HOGANSVILLE, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of HOGANSVILLE Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of HOGANSVILLE Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of HOGANSVILLE Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of HOGANSVILLE shall constitute ratification of the appointment of the Exchange Agent.

     4.2 Rights of Former Shareholders of HOGANSVILLE.
     -------------------------------------------------

     At the Effective Time, the stock transfer books of HOGANSVILLE shall be closed as to holders of HOGANSVILLE Common Stock immediately prior to the Effective Time and no transfer of HOGANSVILLE Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of HOGANSVILLE Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by HOGANSVILLE in respect of such shares of HOGANSVILLE Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of HOGANSVILLE shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of HOGANSVILLE Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.
                  REPRESENTATIONS AND WARRANTIES OF HOGANSVILLE
                  ---------------------------------------------

         HOGANSVILLE hereby represents and warrants to FLAG as follows:

     5.1  Organization,  Standing,  and  Power.
     -------------------------------------------

     HOGANSVILLE is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. HOGANSVILLE is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. The minute book and other organizational documents for HOGANSVILLE have been made available to FLAG for its review and, except as disclosed in Section 5.1 of the HOGANSVILLE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2  Authority of HOGANSVILLE; No Breach By Agreement.
     ------------------------------------------------------

     (a) HOGANSVILLE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of HOGANSVILLE, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of HOGANSVILLE, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by HOGANSVILLE. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of HOGANSVILLE, enforceable against HOGANSVILLE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by HOGANSVILLE, nor the consummation by HOGANSVILLE of the transactions contemplated hereby, nor compliance by HOGANSVILLE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of HOGANSVILLE's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any HOGANSVILLE Subsidiary or any resolution adopted by the board of directors or the shareholders of any HOGANSVILLE Entity, or (ii) except as disclosed in
Section 5.2 of the HOGANSVILLE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any HOGANSVILLE Entity under, any Contract or Permit of any HOGANSVILLE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, or (iii) create any right in any third party to exercise any rights adverse to any FLAG entity or acquire any asset of any FLAG entity, or (iv) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any HOGANSVILLE Entity or any of their respective material Assets (including any FLAG Entity or any HOGANSVILLE Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any FLAG Entity or any HOGANSVILLE Entity being reassessed or revalued by any Taxing authority).

     (c)  Other  than  in  connection  or  compliance  with  the  provisions  of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by HOGANSVILLE of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock.
     ------------------

     (a) As of the date of this Agreement, the authorized capital stock of HOGANSVILLE consists of 1,000,000 shares of HOGANSVILLE Common Stock of which 94,500 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of HOGANSVILLE are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of HOGANSVILLE has been issued in violation of any preemptive rights of the current or past shareholders of HOGANSVILLE.

     (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the HOGANSVILLE Disclosure Memorandum, there are no shares of capital stock or other equity securities of HOGANSVILLE outstanding and no outstanding Equity Rights relating to the capital stock of HOGANSVILLE.

     5.4  HOGANSVILLE Subsidiaries.
     ------------------------------

     HOGANSVILLE has disclosed in Section 5.4 of the HOGANSVILLE Disclosure Memorandum all of the HOGANSVILLE Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the HOGANSVILLE Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the

HOGANSVILLE Disclosure Memorandum, HOGANSVILLE or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each HOGANSVILLE Subsidiary. No capital stock (or other equity interest) of any HOGANSVILLE Subsidiary is or may become required to be issued (other than to another HOGANSVILLE Entity) by reason of any Equity Rights, and there are no Contracts by which any HOGANSVILLE Subsidiary is bound to issue (other than to another HOGANSVILLE Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any HOGANSVILLE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any HOGANSVILLE Subsidiary (other than to another HOGANSVILLE Entity). There are no Contracts relating to the rights of any HOGANSVILLE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any HOGANSVILLE Subsidiary. All of the shares of capital stock (or other equity interests) of each HOGANSVILLE Subsidiary held by a HOGANSVILLE Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the HOGANSVILLE Entity free and clear of any Lien. Except as disclosed in Section
5.4 of the HOGANSVILLE Disclosure Memorandum, each HOGANSVILLE Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each HOGANSVILLE Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. Each HOGANSVILLE Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each HOGANSVILLE Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section
5.4 of the HOGANSVILLE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5  Financial Statements.
     --------------------------

     Each of the HOGANSVILLE Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of HOGANSVILLE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6  Absence of Undisclosed  Liabilities.
     -----------------------------------------

     No HOGANSVILLE Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of HOGANSVILLE as of December 31, 1998, included in the
HOGANSVILLE Financial Statements or reflected in the notes thereto. No HOGANSVILLE Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events.
     -----------------------------------------

     Since December 31, 1998, except as disclosed in the HOGANSVILLE Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.7 of the HOGANSVILLE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, and (ii) HOGANSVILLE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of HOGANSVILLE provided in
Article 7.

     5.8 Tax Matters.
     ----------------

     (a) All Tax Returns required to be filed by or on behalf of any HOGANSVILLE Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of HOGANSVILLE, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a HOGANSVILLE Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, except as reserved against in the HOGANSVILLE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the HOGANSVILLE Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of HOGANSVILLE Entities, except for any such Liens which are not reasonably likely to have a HOGANSVILLE Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the HOGANSVILLE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the HOGANSVILLE Entities for the period or periods through and including the date of the respective HOGANSVILLE Financial Statements that has been made and is reflected on such HOGANSVILLE Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of HOGANSVILLE Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of the HOGANSVILLE Disclosure Memorandum, none of the HOGANSVILLE Entities is a party to any Tax allocation or sharing agreement and none of HOGANSVILLE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was HOGANSVILLE) or has any Liability for Taxes of any Person (other than HOGANSVILLE and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the HOGANSVILLE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of the HOGANSVILLE Disclosure Memorandum, none of the HOGANSVILLE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of HOGANSVILLE Entities that occurred during or after any Taxable Period in which HOGANSVILLE Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (i) No HOGANSVILLE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting HOGANSVILLE Entities have been or will be timely made.

     5.9  Allowance for Possible Loan Losses.
     ----------------------------------------

     The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of HOGANSVILLE included in the most recent HOGANSVILLE Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of HOGANSVILLE included in the HOGANSVILLE Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of HOGANSVILLE Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by HOGANSVILLE Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a HOGANSVILLE Material Adverse Effect.

     5.10 Assets.
     ------------

     (a) Except as disclosed in Section 5.10 of the HOGANSVILLE Disclosure Memorandum or as disclosed or reserved against in the HOGANSVILLE Financial Statements delivered prior to the date of this Agreement, HOGANSVILLE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a HOGANSVILLE Material Adverse Effect. All tangible properties used in the businesses of the HOGANSVILLE Entities are usable in the ordinary course of business consistent with HOGANSVILLE's past practices.

     (b) All Assets which are material to HOGANSVILLE's business on a consolidated basis, held under leases or subleases by any of the HOGANSVILLE Entities, are held under valid Contracts enforceable against HOGANSVILLE in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) HOGANSVILLE Entities currently maintain the insurance policies described in Section 5.10(c) of the HOGANSVILLE Disclosure Memorandum. None of the HOGANSVILLE Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any HOGANSVILLE Entity under such policies.

     (d) The Assets of the HOGANSVILLE Entities include all material Assets required to operate the business of the HOGANSVILLE Entities as presently conducted.

     5.11 Intellectual Property.
     ---------------------------

     Each HOGANSVILLE Entity owns or has a license to use all of the Intellectual Property used by such HOGANSVILLE Entity in the ordinary course of its business. Each HOGANSVILLE Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such HOGANSVILLE Entity in connection with such HOGANSVILLE Entity's business operations, and such HOGANSVILLE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No HOGANSVILLE Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of HOGANSVILLE, threatened, which challenge the rights of any HOGANSVILLE Entity with respect to Intellectual Property used, sold or licensed by such HOGANSVILLE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of HOGANSVILLE, the conduct of the business of the HOGANSVILLE Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the HOGANSVILLE Disclosure Memorandum, no HOGANSVILLE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12 Environmental Matters.
     ---------------------------

     (a) Except as disclosed in Section 5.12 of the HOGANSVILLE Disclosure Memorandum, to the Knowledge of HOGANSVILLE, each HOGANSVILLE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of HOGANSVILLE, threatened, before any court, governmental agency, or authority or other forum in which any HOGANSVILLE Entity or any of its Operating Properties or Participation Facilities (or HOGANSVILLE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any HOGANSVILLE Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, nor, to the Knowledge of HOGANSVILLE, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect.

     (c) Except as  disclosed  in  Section  5.12 of the  HOGANSVILLE  Disclosure
Memorandum, during the period of (i) any HOGANSVILLE Entity's ownership or operation of any of their respective current Assets, or (ii) any HOGANSVILLE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of HOGANSVILLE, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. Except as disclosed in Section 5.12 of the HOGANSVILLE Disclosure Memorandum, prior to the period of (i) any HOGANSVILLE Entity's ownership or operation of any of their respective current properties, (ii) any HOGANSVILLE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of HOGANSVILLE, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating

Property, except such as are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect.

     5.13  Compliance with Laws.
     ----  ---------------------

     Each HOGANSVILLE Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, and, to the Knowledge of HOGANSVILLE, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. Except as disclosed in Section 5.13 of the HOGANSVILLE Disclosure Memorandum, none of the HOGANSVILLE Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect; or

     (c) since January 1, 1995, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any HOGANSVILLE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate,  a  HOGANSVILLE  Material  Adverse  Effect,  or (iii)  requiring  any
HOGANSVILLE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.


     5.14 Immigration Matters.
     -------------------------

     (a) With respect to all current employees (as defined in Section 27a.1(g) of Title 8, Code of Federal Regulations) of each HOGANSVILLE Entity, true and complete copies of all Form I-9 (Employment Eligibility Verification Forms) completed pursuant to the Immigration Reform and Control Act of 1986 and all Regulations promulgated thereunder (the "IRCA") and any and all copies of documentation, records or other papers retained with Forms I-9, have been delivered to FLAG. Each HOGANSVILLE Entity has complied with the IRCA with respect to the completion of Forms I-9 for all employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

     (b) With respect to a former employee who has left a HOGANSVILLE Entity's employment within three (3) years prior to Closing, the HOGANSVILLE Entity has complied with the IRCA with respect to the maintenance of Forms I-9 for at least three years or for one year beyond the date of termination, whichever is later. True and complete copies of all Forms I-9 maintained for former employees pursuant to the IRCA, and any and all copies of documentation, records or other papers retained with Forms I-9, have been delivered to FLAG.

     5.15 Labor Relations.
     ---------------------

     No HOGANSVILLE Entity is the subject of any Litigation asserting that it or any other HOGANSVILLE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other HOGANSVILLE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any HOGANSVILLE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any HOGANSVILLE Entity, pending or threatened, or to the Knowledge of HOGANSVILLE, is there any activity involving any HOGANSVILLE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.16  Employee Benefit Plans.
     -----------------------------

     (a) HOGANSVILLE has disclosed in Section 5.16 of the HOGANSVILLE Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any HOGANSVILLE Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "HOGANSVILLE Benefit Plans"). Each HOGANSVILLE Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "HOGANSVILLE ERISA Plan." Each HOGANSVILLE ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as an "HOGANSVILLE Pension Plan." No HOGANSVILLE Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All HOGANSVILLE Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. Each HOGANSVILLE ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and HOGANSVILLE has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the

Knowledge of HOGANSVILLE, no HOGANSVILLE Entity has engaged in a transaction with respect to any HOGANSVILLE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any HOGANSVILLE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect.

     (c) No HOGANSVILLE Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any HOGANSVILLE Pension Plan, (ii) no change in the actuarial assumptions with respect to any HOGANSVILLE Pension Plan, and
(iii) no increase in benefits under any HOGANSVILLE Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any HOGANSVILLE Pension Plan nor any "single employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any HOGANSVILLE Entity, or the single-employer plan of any entity which is considered one employer with HOGANSVILLE under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a HOGANSVILLE Material Adverse Effect. No HOGANSVILLE Entity has provided, or is required to provide, security to a HOGANSVILLE Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any HOGANSVILLE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a HOGANSVILLE Material Adverse Effect. No HOGANSVILLE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA
(regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a HOGANSVILLE Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any HOGANSVILLE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.16 of the HOGANSVILLE Disclosure Memorandum, no HOGANSVILLE Entity has any Liability for retiree health and life benefits under any of the HOGANSVILLE Benefit Plans and there are no restrictions on the rights of such HOGANSVILLE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a HOGANSVILLE Material Adverse Effect.

     (f) Except as disclosed in Section 5.16 of the HOGANSVILLE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any HOGANSVILLE Entity from any HOGANSVILLE Entity under any HOGANSVILLE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any HOGANSVILLE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any HOGANSVILLE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the HOGANSVILLE Financial Statements to the extent required by and in accordance with GAAP.

     5.17 Material Contracts.
     ------------------------

     Except as disclosed in Section 5.17 of the HOGANSVILLE Disclosure Memorandum or otherwise reflected in the HOGANSVILLE Financial Statements, none of the HOGANSVILLE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any HOGANSVILLE Entity or the guarantee by any HOGANSVILLE Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any HOGANSVILLE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the HOGANSVILLE Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any HOGANSVILLE Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by HOGANSVILLE with the SEC (assuming HOGANSVILLE were subject to the reporting requirements of the 1934
Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.16(a), the "HOGANSVILLE Contracts"). With respect to each HOGANSVILLE Contract and except as disclosed in Section 5.17 of the HOGANSVILLE Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no HOGANSVILLE Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect; (iii) no HOGANSVILLE Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such

Contract is, to the Knowledge of HOGANSVILLE, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.17 of the HOGANSVILLE Disclosure Memorandum, no officer, director or employee of any HOGANSVILLE Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any HOGANSVILLE Entity. All of the indebtedness of any HOGANSVILLE Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such HOGANSVILLE Entity without penalty or premium.

     5.18 Legal Proceedings
     ----------------------

     . There is no Litigation instituted or pending or, to the Knowledge of HOGANSVILLE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any HOGANSVILLE Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any HOGANSVILLE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any HOGANSVILLE Entity, that are reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. Section 5.18 of the HOGANSVILLE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any HOGANSVILLE Entity is a party and which names a HOGANSVILLE Entity as a defendant or cross-defendant or for which, to the Knowledge of HOGANSVILLE, any HOGANSVILLE Entity has any potential Liability.

     5.19 Reports.
     -------------

     Since January 1, 1995, or the date of organization if later, each HOGANSVILLE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Since January 1, 1995, no HOGANSVILLE Entity has filed any Suspicious Activity Report or any claim under any fidelity blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operations of its business or the ownership of its assets.

     5.20  Statements True and Correct.
     ----------------------------------

     No statement, certificate, instrument, or other writing furnished or to be furnished by any HOGANSVILLE Entity to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any HOGANSVILLE Entity for inclusion in the registration statement to be filed by FLAG with the SEC in accordance with Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any HOGANSVILLE Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a HOGANSVILLE Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.21 Accounting, Tax and Regulatory Matters.
     --------------------------------------------

     No HOGANSVILLE Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.22 Charter Provisions.
     ------------------------

     Each HOGANSVILLE Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any HOGANSVILLE Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any HOGANSVILLE Entity that may be directly or indirectly acquired or controlled by them.

     5.23 Board Recommendation.
     --------------------------

     The Board of Directors of HOGANSVILLE, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of HOGANSVILLE Common Stock approve this Agreement.

     5.24 Y2K.
     ---------

     No HOGANSVILLE Entity has received, nor to HOGANSVILLE's Knowledge are there facts that would form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4,
1998). HOGANSVILLE has disclosed to FLAG a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December

17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any HOGANSVILLE Entity. Between the date of this Agreement and the Effective Time, HOGANSVILLE shall use its reasonable best efforts to implement such plan. HOGANSVILLE has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.


                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG
                     --------------------------------------

     FLAG hereby represents and warrants to HOGANSVILLE as follows:

     6.1  Organization, Standing, and Power.
     ---------------------------------------

     FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to HOGANSVILLE for its review and, except as disclosed in
Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2  Authority of FLAG; No Breach By Agreement.
     -----------------------------------------------

     (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FLAG Entity, or any resolution adopted by the Board of Directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock.
     ------------------

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 6,561,879 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of HOGANSVILLE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of HOGANSVILLE Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

     (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

     6.4 FLAG Subsidiaries.
     ----------------------

     FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to HOGANSVILLE for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5 SEC Filings, Financial Statements.
     --------------------------------------

     (a) FLAG has timely filed and made available to HOGANSVILLE all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

(b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 Absence of Undisclosed Liabilities.
     ---------------------------------------

     No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1998, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 Absence of Certain Changes or Events.
     -----------------------------------------

     Since December 31, 1998, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.7 of the FLAG Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

     6.8 Tax Matters.
     ----------------

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

     6.9 Allowance for Possible Loan Losses.
     ---------------------------------------

     The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

     6.10 Assets.
     ------------

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

     6.11 Intellectual Property.
     ---------------------------

     Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

     6.12 Environmental Matters.
     ---------------------------

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) There is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     6.13 Compliance with Laws.
     --------------------------

     Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to HOGANSVILLE.

     6.14 Labor Relations.
     ---------------------

     No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 Employee Benefit Plans.
     ----------------------------

     (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to HOGANSVILLE prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG

Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

     6.16 Material Contracts.
     ------------------------

     Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to HOGANSVILLE (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

     6.17 Legal Proceedings.
     -----------------------

     There is no Litigation instituted or pending or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section 6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

     6.18 Reports.
     -------------

     Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 Statements True and Correct.
     ---------------------------------

     No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to HOGANSVILLE pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 Accounting Tax and Regulatory  Matters.
     --------------------------------------------

     No FLAG Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 Charter Provisions.
     ------------------------

     Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

     6.22 Board Recommendation.
     ---------------------------

     The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders.

     6.23 Y2K.
     ---------

     No FLAG Entity has received, nor to FLAG's Knowledge are there facts that would form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998). FLAG has disclosed to

HOGANSVILLE a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statement dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any FLAG Entity. Between the date of this Agreement and the Effective Time, FLAG shall use its reasonable best efforts to implement such plan. FLAG has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.


                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1 Affirmative Covenants of HOGANSVILLE.
     -----------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, HOGANSVILLE shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and
(c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of HOGANSVILLE.
     --------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, HOGANSVILLE covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any HOGANSVILLE entity, or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a HOGANSVILLE Entity to another HOGANSVILLE Entity) in excess of an aggregate of $100,000 (for HOGANSVILLE Entities on a consolidated basis) except in the ordinary course of the business of the HOGANSVILLE Subsidiaries consistent with past practices (which shall include, for the HOGANSVILLE Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any HOGANSVILLE Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the HOGANSVILLE Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any HOGANSVILLE Entity, or declare or pay any dividend or make any other distribution in respect of HOGANSVILLE's capital stock, other than regularly scheduled quarterly dividends of $0.10 per share of HOGANSVILLE Common Stock payable on record dates and in amounts consistent with past practices; provided that any dividend declared or payable on the shares of HOGANSVILLE
Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by FLAG and HOGANSVILLE, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of FLAG Common Stock is before the Effective Time; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the HOGANSVILLE Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of HOGANSVILLE Common Stock or any other capital stock of any HOGANSVILLE Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any HOGANSVILLE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of HOGANSVILLE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any HOGANSVILLE Subsidiary (unless any such shares of stock are sold or otherwise transferred to another HOGANSVILLE Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned HOGANSVILLE Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any HOGANSVILLE Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the HOGANSVILLE Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the HOGANSVILLE Disclosure Memorandum; and enter into or amend any severance agreements with officers of any HOGANSVILLE Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any HOGANSVILLE Entity except in accordance with past practice disclosed in Section 7.2(g) of the HOGANSVILLE Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any employment Contract between any HOGANSVILLE Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the HOGANSVILLE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any HOGANSVILLE Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any HOGANSVILLE Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the HOGANSVILLE Disclosure Memorandum, settle any Litigation involving any Liability of any HOGANSVILLE Entity for material money damages or restrictions upon the operations of any HOGANSVILLE Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3  Affirmative  Covenants of FLAG.
     ------------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of HOGANSVILLE shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4  Negative  Covenants  of FLAG.
     ----------------------------------

     From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of HOGANSVILLE shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of HOGANSVILLE Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

     7.5 Adverse Changes in Condition.
     ---------------------------------

     Each of FLAG and HOGANSVILLE agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or
(ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 Reports.
     ------------

     Each of FLAG and HOGANSVILLE and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such periodic reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

     8.1 Registration Statement.
     ---------------------------

     As soon as practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FLAG Common Stock upon consummation of the Merger. HOGANSVILLE shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action. FLAG and HOGANSVILLE shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 Nasdaq Listing.
     -------------------

     FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of HOGANSVILLE Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 Shareholder Approval.
     -------------------------

     HOGANSVILLE shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of HOGANSVILLE shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of HOGANSVILLE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to HOGANSVILLE's shareholders, under applicable law), and the Board of Directors and officers of HOGANSVILLE shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of HOGANSVILLE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the HOGANSVILLE shareholders, under applicable law).

     8.4  Applications.
     ------------------

     FLAG shall promptly prepare and file, and HOGANSVILLE shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 Filings with State Offices.
     -------------------------------

     Upon the terms and subject to the conditions of this Agreement, FLAG shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6 Agreement as to Efforts to  Consummate.
     -------------------------------------------

     Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.7 Investigation and Confidentiality.
     --------------------------------------

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a HOGANSVILLE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

     8.8 Press Releases.
     -------------------

     Prior to the Effective Time, HOGANSVILLE and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 Certain Actions.
     --------------------

     Except with respect to this Agreement and the transactions contemplated hereby, no HOGANSVILLE Entity nor any Representatives thereof retained by any HOGANSVILLE Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of HOGANSVILLE, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to

HOGANSVILLE's shareholders, under applicable Law, no HOGANSVILLE Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but HOGANSVILLE may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. HOGANSVILLE shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. HOGANSVILLE shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 Accounting and Tax Treatment.
     ----------------------------------

     Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Charter Provisions
     -----------------------

     Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any HOGANSVILLE Entity that may be directly or indirectly acquired by them.

     8.12 Agreements of Affiliates.
     ------------------------------

     HOGANSVILLE has disclosed in Section 8.12 of the HOGANSVILLE Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of HOGANSVILLE for purposes of Rule 145 under the 1933 Act. HOGANSVILLE shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the HOGANSVILLE Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FLAG and HOGANSVILLE have been published within the meaning of Section 201.01 of the SEC's Codification of

Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of HOGANSVILLE shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and HOGANSVILLE have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this
Section 8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of HOGANSVILLE pursuant to this Agreement to enforce the provisions of this Section 8.12. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

     8.13 Employee  Benefits and Contracts.
     --------------------------------------

     Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the HOGANSVILLE Entities employee benefits under HOGANSVILLE's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the HOGANSVILLE Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the HOGANSVILLE Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of HOGANSVILLE shall be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of HOGANSVILLE shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of HOGANSVILLE shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the HOGANSVILLE Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the HOGANSVILLE Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a HOGANSVILLE welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in
Section 8.13 of the HOGANSVILLE Disclosure Memorandum to FLAG between any HOGANSVILLE Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the HOGANSVILLE Benefit Plans.

     8.14 Indemnification.
     ---------------------

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from a HOGANSVILLE Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by HOGANSVILLE's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim  indemnification under paragraph
(a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time), (i) FLAG shall have the right to assume the defense thereof (provided FLAG acknowledges responsibility for such indemnification) and FLAG shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     9.1 Conditions to Obligations of Each Party.
     --------------------------------------------

     The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of HOGANSVILLE shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, makes illegal or, in good faith, inadvisable, the consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of HOGANSVILLE Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of HOGANSVILLE with respect to such exchange (except to the extent of any cash received), and (iii) neither HOGANSVILLE nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of HOGANSVILLE and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Employment Matters. John R. Hines, Jr. shall have negotiated a mutually satisfactory employment relationship with FLAG, and any agreement between Mr. Hines and HOGANSVILLE concerning post termination payments subsequent to a change in ownership shall have been terminated.

     9.2 Conditions to Obligations of FLAG.
     --------------------------------------

     The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of HOGANSVILLE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of HOGANSVILLE set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a HOGANSVILLE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of HOGANSVILLE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. HOGANSVILLE shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to HOGANSVILLE and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by HOGANSVILLE's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Kilpatrick Stockton LLP, counsel to HOGANSVILLE, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the Closing Date, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of HOGANSVILLE the affiliates letter referred to in Section 8.12 and Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of HOGANSVILLE shall have executed and delivered to FLAG letters in substantially the form of Exhibit 3.

     9.3 Conditions to Obligations of HOGANSVILLE.
     ---------------------------------------------

     The obligations of HOGANSVILLE to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by HOGANSVILLE pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.16 and 6.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.16 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to HOGANSVILLE (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FLAG's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as HOGANSVILLE and its counsel shall request.

     (d) Opinion of Counsel. HOGANSVILLE shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to HOGANSVILLE, as to the matters set forth in Exhibit 4.


                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

     10.1  Termination.
     ------------------

     Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of HOGANSVILLE, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of FLAG and HOGANSVILLE; or

     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a HOGANSVILLE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of HOGANSVILLE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Merger shall not have been consummated by October 31, 1999, (i) if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this

Section 10.1(e), or (ii) if the failure to consummate the transactions contemplated hereby on or before such date is caused by a breach or breaches of this Agreement by both Parties to the Agreement.

     10.2 Effect of Termination.
     ---------------------------

     In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants.
     ---------------------------------------------------

     The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this
Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.


                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

     11.1 Definitions.
     -----------------

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement"  shall mean this  Agreement  and Plan of Merger,  including the
Exhibits,   the  FLAG  Disclosure  Memorandum  and  the  HOGANSVILLE  Disclosure
Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "Certificate of Merger" shall mean the Certificate of Merger to be executed by FLAG and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement to HOGANSVILLE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of December 31, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of HOGANSVILLE in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HOGANSVILLE Common Stock" shall mean the $1.00 par value common stock of HOGANSVILLE.

     "HOGANSVILLE Disclosure Memorandum" shall mean the written information entitled "HOGANSVILLE Disclosure Memorandum" delivered prior to execution of this Agreement to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "HOGANSVILLE Entities" shall mean, collectively, HOGANSVILLE and all HOGANSVILLE Subsidiaries.

     "HOGANSVILLE Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of HOGANSVILLE as of December 31, 1998, and (ii) the consolidated balance sheets of HOGANSVILLE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1998.

     "HOGANSVILLE  Material  Adverse  Effect"  shall  mean an  event,  change or occurrence  which,  individually  or together  with any other  event,  change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of HOGANSVILLE and its Subsidiaries, taken as a whole, or (ii) the ability of HOGANSVILLE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that an "HOGANSVILLE Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of HOGANSVILLE (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "HOGANSVILLE Subsidiaries" shall mean the Subsidiaries of HOGANSVILLE, which shall include the HOGANSVILLE Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of HOGANSVILLE in the future and held as a Subsidiary by HOGANSVILLE at the Effective Time.

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to a HOGANSVILLE Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such HOGANSVILLE Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either HOGANSVILLE or FLAG, and "Parties" shall mean HOGANSVILLE and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of HOGANSVILLE in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of HOGANSVILLE to be held pursuant to Section 8. 3, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Corporation" shall mean FLAG as the surviving corporation resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

         Allowance                      Section 5.
         Certificates                   Section 4.1
         Closing                        Section 1.2
         Effective Time                 Section 1.3
         ERISA Affiliate                Section 5.16(c)
         Exchange  Agent                Section 4.1
         Exchange Ratio                 Section 3.1(b)
         FLAG Benefit Plans             Section 6.15(a)
         FLAG ERISA Plan                Section 6.15(a)
         FLAG  Pension Plan             Section 6.15(a)
         FLAG SEC Reports               Section 6.5(a)
         HOGANSVILLE  Benefit Plans     Section 5.16(a)
         HOGANSVILLE Contracts          Section 5.17
         HOGANSVILLE ERISA Plan         Section 5.16(a)
         HOGANSVILLE  Pension Plan      Section 5.16(a)
         Indemnified  Party             Section 8.14(a)
         Merger                         Section 1.1
         Tax Opinion                    Section 9.1(g)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.
     --------------

     (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     (b) If this  Agreement is terminated by FLAG pursuant to Sections  10.1(b),
(c) or (d)(ii), HOGANSVILLE shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (c) If this Agreement is terminated by HOGANSVILLE pursuant to Sections 10.1(b) or (c), FLAG shall pay to HOGANSVILLE an amount equal to the lesser of $100,000 or HOGANSVILLE's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3  Brokers  and  Finders.
     ----------------------------

     Except as disclosed in Section 11.3 of the FLAG Disclosure Memorandum, and except as disclosed in Section 11.3 of the HOGANSVILLE Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by HOGANSVILLE or by FLAG, each of HOGANSVILLE and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

11.4 Entire Agreement.
-----------------------

     Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5  Amendments.
     ------------------

     To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of HOGANSVILLE Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders.

     11.6 Waivers.
     -------------

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by HOGANSVILLE, to waive or extend the time for the compliance or fulfillment by HOGANSVILLE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, HOGANSVILLE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG, to waive or extend the time for the compliance or fulfillment by FLAG, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of HOGANSVILLE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of HOGANSVILLE.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment.
     ----------------

     Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices.
     -------------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  HOGANSVILLE:        First Hogansville Bankshares, Inc.
                                      111 High Street
                                      Hogansville, GA  30230-0669
                                      Telecopy Number:  (706) 637-6506
                                      Attention:  John R. Hines, Jr., President

                  Copy to Counsel:    Kilpatrick Stockton LLP
                                      Suite 2800
                                      1100 Peachtree Street
                                      Atlanta, GA  30309-4530
                                      Telecopy Number: (404) 815-6555
                                      Attention: Richard R. Cheatham, Esq.

                  FLAG:               Citizens Bank
                                      100 Union Street
                                      P. O. Box 156
                                      Vienna, GA  31092
                                      Telecopy Number: (912) 268-1370
                                      Attention:  J. Daniel Speight, Jr.

                  Copy to Counsel:    Powell Goldstein Frazer & Murphy LLP
                                      Sixteenth Floor
                                      191 Peachtree Street, N.E.
                                      Atlanta, GA 30303
                                      Telecopy Number: (404) 572-5954
                                      Attention:  Walter G. Moeling IV, Esq.

     11.9 Governing Law.
     ---------------------

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts.
     -------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions,  Articles and Sections.
     ---------------------------------------

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12  Interpretations.
     -----------------------

     Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement.
     -------------------------------

     The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability.
     -------------------

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                  [SIGNATURES TO AGREEMENT AND PLAN OF MERGER]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                               FLAG FINANCIAL CORPORATION

                               By:  /s/J. Daniel Speight, Jr.
                                    -------------------------
                                    J. Daniel Speight, Jr.
                                    President & Chief Executive Officer



                               FIRST HOGANSVILLE BANKSHARES, INC.

                               By:  /s/John R. Hines, Jr.
                                    ---------------------
                                    John R. Hines, Jr.
                                    President

                                    Exhibit 1

                               AFFILIATE AGREEMENT


FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA  30240

Attention:  J. Daniel Speight, Jr., President and Chief Executive Officer

Gentlemen:

         The undersigned is a shareholder of First Hogansville Bankshares, Inc. ("HOGANSVILLE"), a Georgia Corporation, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of June 1, 1999 (the "Agreement"), by and between FLAG and HOGANSVILLE. Under the terms of the Agreement, HOGANSVILLE will be merged with and into FLAG (the "Merger"), and the shares of the $1.00 par value common stock of HOGANSVILLE ("HOGANSVILLE Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to HOGANSVILLE he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Initial Restrictions on Disposition. The undersigned agrees that he will not sell, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of HOGANSVILLE Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and HOGANSVILLE. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

                    Exhibit 1 - Affiliate Agreement - Page 2

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

         (a) At any meeting of shareholders of HOGANSVILLE called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall, to the extent that the Shareholder has the power, vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by HOGANSVILLE of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

         (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

         (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 9 hereof, have all shares of HOGANSVILLE Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

         (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of HOGANSVILLE Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of HOGANSVILLE held to approve the Merger.

         (f) The undersigned is aware that FLAG intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FLAG for federal income tax purposes.

                    Exhibit 1 - Affiliate Agreement - Page 3

         4. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

                  The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for HOGANSVILLE.

         6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to

                    Exhibit 1 - Affiliate Agreement - Page 4 the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock, together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Certain Actions. The undersigned covenants and agrees with FLAG that, for a period of two (2) years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Troup County, Georgia. It is expressly understood that the covenants contained in this paragraph 8 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, HOGANSVILLE, and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, HOGANSVILLE, and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 8, the following terms shall have the following respective meanings:

                  (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

                  (b) The term "financial  institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application for an appropriate federal or state regulatory authority for approval to organize.

                  (c) The term "major shareholder" shall refer to the beneficial ownership of five percent (5%) or more of any class of voting securities or the ownership of five percent (5%) of the total equity interest in such company, however denominated.

                    Exhibit 1 - Affiliate Agreement - Page 5

         The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of HOGANSVILLE acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

         9. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of HOGANSVILLE and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         10. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

                        SIGNATURES CONTAINED ON NEXT PAGE

                    Exhibit 1 - Affiliate Agreement - Page 5

     This   Affiliate   Agreement  is  executed  as  of  the  _________  day  of
________________, 1999.

                                    Very truly yours,


                                    ____________________________________
                                    Signature

                                    ____________________________________
                                    Print Name

                                    Address:____________________________

                                    ____________________________________

                                    ____________________________________



                                    [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]


                                    ------------------------------------
                                    Name

                                    ------------------------------------
                                    Name

                                    ------------------------------------
                                    Name



AGREED TO AND ACCEPTED as of
the _______ day of _____________________, 1999.

FLAG FINANCIAL CORPORATION


By: __________________________________________



                    Exhibit 1 - Affiliate Agreement - Page 6

                                    Exhibit 2



             MATTERS AS TO WHICH KILPATRICK STOCKTON LLP WILL OPINE

1. First Hogansville Bankshares, Inc. ("HOGANSVILLE") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of HOGANSVILLE or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which HOGANSVILLE is a party or by which HOGANSVILLE is bound.

3. The Agreement has been duly and validly executed and delivered by HOGANSVILLE and, assuming valid authorization, execution and delivery by FLAG, constitutes a valid and binding agreement of HOGANSVILLE enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

4. The authorized capital stock of HOGANSVILLE consists of 1,000,000 shares of the HOGANSVILLE Common Stock, of which 94,500 shares were issued and outstanding as of _______________________, 1999. The shares of the HOGANSVILLE Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued, and are fully paid and nonassessable under the GBCC. To our knowledge, except as set forth above, or as disclosed in Section 5.3 of the HOGANSVILLE Disclosure Memorandum, as of ______________, 1999, there were no shares of capital stock or other equity securities of HOGANSVILLE outstanding and no outstanding Equity Rights relating to the capital stock of HOGANSVILLE.

                                    Exhibit 3



                           ____________________, 1999




FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

         RE: First Hogansville Bankshares, Inc. ("HOGANSVILLE") Hogansville, Georgia

Ladies and Gentlemen:

         This letter is delivered pursuant to Section 9.2(g) of the Agreement and Plan of Merger, dated as of June 1, 1999, by and between FLAG Financial Corporation and HOGANSVILLE.

         In my capacity as an officer or a director of HOGANSVILLE, and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under HOGANSVILLE's Articles of Incorporation or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of Georgia or the United States.


                                     Very truly yours,



                                     ------------------------------------------
                                        Signature of Officer or Director


                                     ------------------------------------------
                                        Name of Officer or Director


                                     ------------------------------------------
                                        Position at HOGANSVILLE

                                    Exhibit 4


           MATTERS AS TO WHICH POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                   WILL OPINE


     1. FLAG Financial Corporation ("FLAG") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FLAG or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which FLAG is a party or by which FLAG is bound.

     3. The Agreement has been duly and validly executed and delivered by FLAG, and assuming valid authorization, execution and delivery by First Hogansville Bankshares, Inc., constitutes a valid and binding agreement of FLAG enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of FLAG consists of 20,000,000 shares of FLAG Common Stock, of which 6,561,879 shares are issued and outstanding as of ____________ 1999, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding as of _____________________ 1999. The shares of FLAG Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section
6.3 of the FLAG Disclosure Memorandum,  as of  _________________________,  1999,
there were no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG. The shares of FLAG Common Stock to be issued to the shareholders of First Hogansville Bankshares, Inc. as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.